THIS DOCUMENT PREPARED WITH THE ASSISTANCE OF AN ATTORNEY LICENSED IN NEW MEXICO, AND AFTER RECORDING SHOULD BE RETURNED TO:

David P. Resnick, Esq.

Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd.

55 East Monroe Street, Suite 3700 Chicago, Illinois 60603

SPACE ABOVE THIS LINE IS FOR RECORDER’S USE ONLY

LINE OF CREDIT LEASEHOLD MORTGAGE, ASSIGNMENT OF
LEASES AND RENTS, SECURITY AGREEMENT
AND FIXTURE FILING
(CARLSBAD, NEW MEXICO)

Borrower’s Organizational Identification Number
is DE 13-4188811

THIS LINE OF CREDIT MORTGAGE AND SECURITY AGREEMENT IS A “LINE OF CREDIT MORTGAGE” WITHIN THE SCOPE OF NMSA 1978, § 48-7-4 (B) (1991), AS AMENDED FROM TIME TO TIME.

Loan No. 70004291

This LINE OF CREDIT LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is made as of this 29th day of December, 2006, between CARLSBAD-TMB, LLC, a Delaware limited liability company (“Borrower”), whose address is 707 Westchester Avenue, White Plaines, New York 10604, in favor of GENERAL. ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent (“Agent”) (in its individual capacity, “GECC”), whose mailing address is 2 Bethesda Metro Center, Suite 600, Bethesda, Maryland 20814, for the benefit of Agent and Lender (as defined below).

RECITALS

A. Lender has agreed, subject to the terms and conditions of that certain

Loan Agreement of even date herewith (said Loan Agreement, as amended from time to time being hereinafter referred to as the “Loan Agreement”), executed by and among Borrower, certain affiliates of Borrower (together with Borrower, the “Borrower Parties” and each individually a “Borrower Party”), General Electric Capital Corporation, a Delaware corporation (in its individual capacity as a lender (“GECC”)) and the other financial institutions who are or hereafter become parties to the Loan Agreement (together with GECC, collectively or individually, as the context may require, “Lender”) and Agent, as. agent for Lender, to make a loan (the “Loan”) to the Borrower Parties in the aggregate principal amount of up to Forty Three Million Fifty Thousand and No/100 Dollars ($43,050,000.00). The Loan is evidenced by that certain Promissory Note of even date herewith (the “Initial Funding Note”) in the original principal amount of up to Forty Million Seven Hundred Fifty Thousand and No/100 Dollars ($40,750,000.00) and that certain Promissory Note of even date herewith (the “Construction Note”) in the original principal amount of up to Two Million Three Hundred Thousand and No/100 Dollars ($2,300,000.00), providing for monthly payments as set forth in the Loan Agreement, with the balance thereof, due and payable on December 28, 2011 (said date or any earlier date on which the entire unpaid principal amount shall be paid or required to be paid in full, whether by prepayment, acceleration or otherwise is hereinafter called the “Maturity Date”). The Initial Funding Note, the Construction Note and all amendments thereto and substitutions therefor are hereinafter referred to collectively, as the “Note.” The terms and provisions of the Loan Agreement and Note are hereby incorporated by reference in this Mortgage. Capitalized terms used but not defined herein shall have the meanings provided in the Loan Agreement.

B. Lender and Agent wish to secure: (i) the payment of the Note, together with all interest, premiums and other amounts, if any, due in accordance with the terms of the Note, as well as the payment of any additional indebtedness accruing to Lender or Agent on account of any future payments, advances or expenditures made by Lender or Agent pursuant to the Note, the Loan Agreement or this Mortgage or any of the other Loan Documents (hereinafter defined); (ii) the performance of each and every covenant, condition, and agreement contained in the Note, the Loan Agreement, this Mortgage, that certain Hazardous Materials Indemnity Agreement of even date herewith made by Borrower Parties and Richard Segal (“Segal”) (Segal is referred to herein as “Principal”) in favor of Agent and any other documents evidencing or securing the Loan or executed in connection therewith (such documents together with any modifications, renewals, extensions or replacements thereof are collectively referred to herein as the “Loan Documents”); and (iii) the payment of any and all other debts, claims, obligations, demands, monies, liabilities and indebtedness of any kind or nature now or hereafter owing, arising, due or payable from Borrower Parties to Lender or Agent in connection with the Loan pursuant to one or more of the Loan Documents. All payment obligations of Borrower Parties and Principal to Lender or Agent with respect to the Loan or under any of the Loan Documents are hereinafter sometimes collectively referred to as the “Indebtedness,” and all other obligations of Borrower Parties and Principal to Agent with respect to the Loan or under any of the Loan Documents are hereinafter sometimes collectively referred to as the “Obligations”.

NOW, THEREFORE, TO SECURE the repayment of the Indebtedness and the performance of the Obligations, Borrower has executed this Mortgage and does hereby grant, bargain, sell, convey, mortgage, assign, warrant, transfer and pledge to Lender, with mortgage covenants (except for and subject to Permitted Encumbrances defined below and except as otherwise herein provided) and upon the statutory mortgage condition (except as otherwise herein provided) for the breach of which after notice and applicable cure period this Mortgage is subject to foreclosure as provided by law, a mortgage lien upon and a security interest in and to, the following described property now owned or hereafter acquired and all proceeds thereof (sometimes referred to, collectively, as the “Property”), subject to those exceptions to title described in the Title Policy (as defined in the Loan Agreement) (which exceptions to title are referred to herein as the “Permitted Encumbrances”):

A. The leasehold estate (“Leasehold Estate”) created by that certain

Ground Lease Agreement with respect to real estate described on Exhibit A attached hereto (the “Land”) dated September 24, 2001 between Carlsbad Medical Center, LLC (“Ground Lessor”) and Borrower as Lessee and as evidenced by that certain Memorandum of Ground Lease recorded on December 21, 2001 in the land records of Eddy County, New Mexico in Book 441, Page 906 (being referred to herein as the “Ground Lease”);

B. All of Borrower’s right, title and interest in and to the following,

(collectively, the “Improvements”): all buildings, improvements and fixtures now or in the future located or to be constructed on the Land; to the extent not owned by tenants or subtenants of the Property, all machinery, appliances, equipment, furniture, fixtures and all other personal property of every kind or nature located in or on, or attached to, or used or to be used in connection with the Land, buildings, improvements or fixtures; all building materials and goods procured for use or in connection with the foregoing; and all additions, substitutions and replacements to any of the foregoing;

C. To the extent of Borrower’s interest therein and to the extent such is assignable, all plans, specifications, architectural renderings, drawings, soil test reports, other reports of examination or analysis of the Land or the Improvements;

D. All of Borrower’s right title and interest in easements, rights-of-way,

water courses, mineral rights, water rights, air rights and appurtenances in any way belonging, relating or appertaining to any of the Leasehold Estate, Land or Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto (“Appurtenances”);

E. All of Borrower’s right title and interest in:

1. All leases, licenses and other agreements with regard to the use,

enjoyment or occupancy of the Land and/or Improvements including, without limitation, the that certain Master Lease dated September 24, 2001 between Borrower as landlord and Ground Lessor as tenant (the “Master Lease”) and all of the agreements affecting the use, enjoyment or occupancy of the Property, leases and other occupancy agreements now or hereafter entered into (the “Leases”) and all rents, prepayments, security deposits, termination payments, royalties, profits, issues and revenues from the Land and/or Improvements from time to time accruing under the Leases (the “Rents”), reserving to Borrower, however, so long as no Event of Default (hereinafter defined) is continuing hereunder, the right to enforce the Leases and to receive and apply the Rents in accordance with the terms and conditions of Section 9 of this Mortgage, and all guaranties of any Leases or Rents;

2. All claims, demands, judgments, insurance proceeds, refunds, reserves,

deposits, rights of action, awards of damages, compensation, settlements and other rights to the payment of money hereafter made resulting from or relating to (i) the taking of the Leasehold Estate, the Land or the Improvements or any part thereof under the power of eminent domain, (ii) any damage (whether caused by such taking, by casualty or otherwise) to the Land, Improvements or Appurtenances or any part thereof, or (iii) the ownership or operation of the Property;

3. To the extent assignable, all management contracts, permits,

certificates, licenses, approvals, contracts, purchase and sale agreements, purchase options, entitlements, development rights and authorizations, however characterized, issued or in any way furnished for the acquisition, construction, development, operation and use of the Land, Improvements and/or Leases, including building permits, environmental certificates, licenses, certificates of operation, warranties and guaranties;

4. All of the following types of collateral, as defined in the Uniform

Commercial Code as in effect from time to time in the State of New Mexico (the “Code”): accounts, contract rights, general intangibles, chattel paper, documents, instruments, inventory, goods, equipment, investment property, deposit accounts, letter of credit rights, commercial tort claims, supporting obligations and all books and records relating to the foregoing; provided that Borrower will cooperate with Lender in obtaining “control” as defined in the Code, with respect to collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper;

5. Any monies on deposit with or for the benefit of Lender, including deposits for the payment of real estate taxes and any cash collateral account;

6. All proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Leasehold Estate, Land, Improvements, Appurtenances or any other property of the types described in the preceding granting clauses; and

F. Any and all after-acquired right, title or interest of Borrower in and to any property of the types described in the preceding granting clauses.

TO HAVE AND TO HOLD the Property and all parts thereof together with the rents, issues, profits and proceeds thereof, unto Lender to its own proper use, benefit, and advantage forever, subject, however, to the terms, covenants, and conditions herein.

The maximum amount secured by the lien of this Mortgage shall not exceed the aggregate principal amount at any one time outstanding of $86,100,000.00, plus interest thereon, as well as costs and attorneys’ fees and any interest due thereon. This statement of the maximum amount secured is made to comply with NMSA 1978, § 48-7-9 (1975), as amended from time to time, and does not in any way imply that Lender is obligated at any time to make any future advances or to lend all or any part of such maximum amount. The statement of such maximum amount limits, pursuant to NMSA 1978, § 48-7-9 (1975), as amended from time to time, only the total amount which may be, at any one time outstanding and secured on the terms here set forth.

Information concerning, and copies of, documents referred to in this Mortgage may be obtained from Lender at the address specified for it in the opening paragraph of this Mortgage.

Borrower covenants and agrees with Lender as follows:

1. Payment of Indebtedness; Performance of Obligations. Borrower

and/or the other Borrower Parties shall promptly pay when due the Indebtedness and shall promptly perform all Obligations.

2. Taxes and Other Obligations. Borrower shall pay or cause to be paid,

when due, and before any interest, collection fees or penalties shall accrue, all taxes, assessments, fines, impositions and other charges and obligations, which may become a lien on or charge against the Property (collectively, “Charges”) and shall provide Agent with evidence of the payment of the same. Borrower shall have the right to contest, in good faith by appropriate proceedings, the amount or validity of any such Charges so long as: (a) Borrower has given prior written notice to Agent of Borrower’s intent to so contest or object to any such Charges; (b) such contest stays the enforcement or collection of the Charges or any lien created; and (c) Borrower has obtained an endorsement, in form and substance satisfactory to Agent, to the loan policy of title insurance issued to Agent insuring over any such lien, or Borrower has deposited with Agent a bond or other security satisfactory to Agent in the amount of 150% of the amount of such Charges.

Should Borrower fail to make any of such payments, Lender or Agent may, upon notice to Borrower and Borrower’s failure to pay (or cause payment of) same within five (5) days after receipt of notice of such failure, at its option and at the expense of Borrower, pay the amounts due for the account of Borrower. Upon the request of Agent, Borrower shall immediately furnish to Agent copies of all notices Borrower has received of amounts due and receipts evidencing payment. Borrower shall promptly, upon obtaining actual knowledge thereof, notify Agent of any lien on all or any part of the Property (other than the liens created hereby) and shall promptly discharge any unpermitted lien or encumbrance.

3. Intentionally Omitted.

4. Use of Property. Unless required by applicable law, Borrower shall not, to the extent within its control under the Ground Lease and Master Lease permit any material changes in the use of any part of the Project from the use existing at the time this Mortgage is executed. Borrower shall not initiate or acquiesce in a change in the plat of subdivision, or zoning classification of the Property without Agent’s prior written consent, which consent shall not be unreasonably withheld provided the value of the Property and Agent’s lien will not be impaired thereby.

5. Insurance and Condemnation.

(a) Insurance.

(i) Borrower shall keep (or cause to be kept) the

Improvements insured, and shall maintain (or cause to be maintained) casualty coverage, general liability coverage, business interruption coverage and such other coverages reasonably requested by Agent, by carrier(s), in amounts and in form at all times reasonably satisfactory to Agent, which carrier(s), amounts and form shall not be changed without the prior written consent of Agent. Agent’s consent to a change in carrier(s) and/or forms shall not be unreasonably withheld. All insurance policies required to be maintained pursuant to this Section 5 (“Insurance Policies”) shall contain a Lender’s Loss Payable Endorsement. All Insurance Policies shall provide that the coverage shall not be canceled, or materially modified or reduced, without thirty (30) days advance written notice from the insurance company to Agent. If a blanket policy is issued, a certified copy of said policy shall be furnished, together with a certificate indicating that Agent, for the benefit of itself and Lender, is a certificate holder, mortgagee and loss payee under such policy in the designated amount.

(ii) In case of loss or damage by fire or other casualty,

Borrower shall, upon obtaining actual knowledge thereof, give immediate written notice thereof to the insurance carrier(s) and to Agent. Agent is authorized and empowered, and Borrower hereby irrevocably appoints Agent as its attorney-in-fact (such appointment is coupled with an interest), at its option, to make or file proofs of loss or damage and to settle and adjust any claim under insurance policies which insure against such risks, or to direct

Borrower, in writing, to agree with the insurance carrier(s) on the amount to be paid in regard to such loss; provided, however, that as long as no Event of Default then exists, Agent shall not exercise said Power of Attorney, but instead shall have the right to approve (i) the proposed proofs of loss or damages and (ii) any settlement or adjustment, such approval not to be unreasonably withheld. Any attempt by Borrower to make or file proofs of loss or damage or to settle or adjust any claim under such insurance policies without such approval of Agent shall constitute an Event of Default.

(iii) Provided no Event of Default then exists and Borrower certifies as to same, the net insurance proceeds (after deduction of Agent’s out- of-pocket reasonable costs and expenses, if any, in collecting the same) shall be made available for the restoration or repair of the Property if, in Agent’s reasonable judgment: (a) the value of Agent’s security is not reduced; (b) (reserved); (c) the Master Lease has not terminated as result of the loss or damage and the tenant thereunder is obligated to (and continues to) pay the rent thereunder without interruption because of such casualty; (d) the loss does not occur in the nine (9) month period immediately preceding the stated Maturity Date and Agent’s independent consultant certifies (such certification to be reasonably issued) that the restoration of the Property can be substantially completed (so that a certificate of occupancy may be issued and the medical office building may be occupied) at least nine (9) months prior to the Maturity Date; and (e) Borrower deposits with Agent from time-to-time an amount, in cash, which Agent, in its reasonable discretion, determines is necessary, in addition to the net insurance proceeds to pay in full the cost of the restoration or repair (Borrower’s deposit shall be disbursed prior to any disbursement of insurance proceeds held by Agent). Any excess proceeds remaining after completion of such repair shall be distributed first to Borrower to the extent Borrower has deposited funds with Agent for such repair with the balance applied against the Indebtedness, provided such application shall not give rise to any prepayment remedy, premium or Make-Whole Amount. Notwithstanding the foregoing, it shall be a condition precedent to any disbursement of insurance proceeds held by Agent hereunder that Agent shall have approved (such approval not to be unreasonably withheld) (x) all plans and specifications for any proposed repair or restoration, (y) the construction schedule and (z) the architect’s and general contractor’s contracts for all restoration that exceeds $100,000 in the aggregate. Agent may establish other conditions it deems reasonably necessary to assure the work is fully completed in a good and workmanlike manner free of all liens or claims by reason thereof, and in compliance with all applicable laws, rules and regulations. At Agent’s option, the net insurance proceeds shall be disbursed pursuant to a construction escrow reasonably acceptable to Agent. If an Event of Default then exists, or any of the conditions set forth in clauses (a) through (e) of this Section 5(a)(iii) have not been met or satisfied, the net insurance proceeds shall be applied to the Indebtedness (without incurrence of any prepayment penalty premium or Make-Whole Amount) in such order and manner as Agent may elect, whether or not due and payable, with any excess paid to Borrower.

(iv) In the event Borrower fails to provide Agent with evidence of the insurance coverage required by this Mortgage, and such failure continues for five (5) business days after receipt of notice of such failure Agent may purchase insurance at Borrower’s expense to protect Agent’s or Lender’s interest in the Property. This insurance may, but need not, protect Borrower’s interests. The coverage purchased by Agent may not pay any claim made by Borrower or any claim that is made against Borrower in connection with the Property. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower has obtained insurance as required by this Mortgage. If Agent purchases insurance for the Property, Borrower will be responsible for the costs of that insurance, including interest and other out-of-pocket reasonable charges incurred by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrower is able to obtain on its own.

(b) Condemnation.

(i) Borrower shall within three (3) business days of its

receipt of notice thereof, notify Agent of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, and Borrower shall, after consultation with and subject to Agent’s approval (not to be unreasonably withheld), appear in and prosecute any such action or proceeding. Upon Borrower’s failure to act in accordance with Agent’s prior approval, Borrower authorizes Agent, at Agent’s option, as attorney-in-fact for Borrower (such appointment as attorney-in-fact is coupled with an interest), to commence, appear in and prosecute, in Agent’s or Borrower’s name, any action or proceeding relating to any condemnation or other taking of the Property, and to settle or compromise any claim in connection with such condemnation or other taking. The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Agent and in accordance with the provisions of Section 5(b)(ii) below. Agent is authorized (but is under no obligation) to collect any such proceeds.

(ii) Agent may, in its sole discretion, elect to (y) apply the net proceeds of any condemnation award (after deduction of Agent’s reasonable costs and expenses, if any, in collecting the same) in reduction of the Indebtedness in such order and manner as Agent may elect (such application not to give rise to any prepayment penalty, premium or Make-

Whole. Amount), whether due or not or (z) make the proceeds available to Borrower for the restoration or repair of the Property. If the net proceeds of the condemnation award are made available to Borrower for restoration or repair, the net proceeds of the condemnation award shall be disbursed upon satisfaction of and in accordance with the terms and conditions set forth in Section 5(a)(i) above. Agent is authorized (but is under no obligation) to collect any such proceeds.

6. Preservation and Maintenance of Property. Borrower shall (a) not commit waste or permit impairment or deterioration of the Property; (b) not abandon the Property it being agreed that Borrower’s net leasing of the Property to a third party shall not constitute an abandonment of the Property by Borrower); (c) keep the Property (or cause the Property to be kept) in good repair and restore or repair (or cause to restore or repair) promptly, in a good and workmanlike manner, all or any part of the Property to the equivalent of its original condition, or such other condition as Agent may approve in writing (such approval not to be unreasonably withheld), upon any damage or loss thereto; (d) comply (or cause compliance) with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property; (e) at any time the Property is not subject to the Master Lease or another Lease of a similar nature approved by Agent (such approval not to be unreasonably withheld), provide for management of the Property by a property manager reasonably satisfactory to Agent pursuant to a contract in form and substance reasonably satisfactory to Agent; and (f) upon obtaining actual knowledge of any such action or proceeding, give notice in writing to Agent of and, unless otherwise directed in writing by Agent, appear in and defend any action or proceeding purporting to affect the Property, the security granted by the Loan Documents or the rights or powers of Agent. Neither Borrower nor (except to the extent permitted in the Master Lease) any tenant or other person shall remove, demolish or alter any Improvement on the Land except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

7. Protection of Lender’s Security. If (a) Borrower fails to pay the

Indebtedness or to perform the Obligations and such default ripens into an Event of Default, (b) any action or proceeding is commenced which affects or could reasonably be expected to affect the Property or Agent’s or Lender’s interest therein, including any loss, damage, cost, expense or liability incurred by Agent or Lender with respect to (i) any environmental matters relating to the Property or (ii) the preparation of the commencement or defense of any action or proceeding or any threatened action or proceeding affecting the Loan Documents or the Property, then Agent, at Agent’s option, may make such appearances, disburse such sums and take such action as Agent deems necessary, in its reasonable discretion, to protect the Property or Agent’s or Lender’s interest therein, including entry upon the Property (subject to the rights of tenants and subtenants) to take such actions Agent determines reasonably appropriate to preserve, protect or restore the Property. Any amounts disbursed by Agent or Lender pursuant to this Section 7 (including reasonable attorneys’ fees, costs and expenses), together with interest thereon at the “Default Rate” (defined in the Note) from the date of disbursement, shall become additional Indebtedness of Borrower secured by the lien of this Mortgage and the other Loan Documents and shall be due and payable on demand. Nothing contained in this Section 7 shall require Agent or Lender to incur any expense or take any action hereunder.

8. Actions. Borrower shall warrant title subject to the Permitted

Exceptions, the encumbrances created hereby and any subsequent encumbrances approved by Agent in writing (such approval not to be unreasonably withheld for items with respect to Borrower’s incurrence of debt) and appear in and defend any claim or any action or other proceeding purporting to affect title or other interests relating to any part of the Property, the security of this Mortgage or the rights of Agent or Lender, and, upon obtaining actual knowledge thereof give Agent prompt written notice of any such claim, action or proceeding. Agent may, at the expense of Borrower, appear in and defend any such claim, action or proceeding and any claim, action or other proceeding asserted or brought against Agent or Lender in connection with or relating to any part of the Property or this Mortgage.

9. Leases; Assignment of Rents. Borrower shall not, without Agent’s prior written consent (which consent shall not be unreasonably withheld), execute, modify, amend, surrender or terminate any Lease to which it is a party. All Leases executed or renewed after the date hereof (other than any renewals (without modification) of the Ground Lease or Master Lease) must be approved by Agent (which approval shall not be unreasonably withheld) must be approved by Agent prior to the execution or renewal thereof by Borrower. Borrower shall not be authorized to enter into any further ground lease of the Property without Agent’s prior written approval. If Agent consents to any new lease or the renewal of any existing lease (other than the renewal of the Ground Lease or the Master Lease without modification), at Agent’s request, Borrower shall cause the tenant thereunder to execute a subordination and attornment agreement in form and substance reasonably satisfactory to Agent prior to Borrower’s execution of such Lease.

Borrower shall, in all material respects, comply with and observe Borrower’s obligations as landlord under all Leases to which it is a party. This Mortgage shall not make Agent responsible for the control, care, management, or repair of the Property or any personal property or for the carrying out of any of the terms of the Leases unless and until Agent takes possession and control of the Property . Agent shall not be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Property.

Borrower absolutely and unconditionally assigns and transfers to Agent, for the benefit of Agent and Lender, all of Borrower’s right, title and interest in and to the Rents; provided, however, so long as an Event of Default has not occurred and is continuing, Borrower shall have the right to collect all Rents, and shall hold the same, in trust, to be applied first to the payment of all impositions, levies, taxes, assessments and other charges upon the Property, second to maintenance of insurance policies upon the Property required hereby (to the extent not paid for by the tenant under the Master Lease), third to the expenses of Property operations (to the extent not paid for by the tenant under the Master Lease), including maintenance and repairs required hereby, fourth to the payment of that portion of the Indebtedness then due and payable, and fifth, the balance, if any, to or as directed by Borrower. If an Event of Default has occurred and is continuing, Borrower’s right to collect and secure the Rents shall, upon notice from Agent, cease and Agent shall have the sole right, with or without taking possession of the Property to collect all Rents and apply the same first to the payment of all impositions, levies, taxes, assessments and other charges upon the Property, second to maintenance of insurance policies upon the Property required hereby (to the extent not paid by for by the tenant under the Master Lease), third to the expenses of Property operations (to the extent not paid for by the tenant under the Master Lease), including maintenance and repairs required hereby, fourth to the payment of that portion of the Indebtedness then due and payable, and fifth, the balance, if any, to or as directed by Borrower. Borrower has executed and delivered to Agent, for the benefit of itself and Lender an Assignment of Leases and Rents of even date herewith, and, to the extent the provisions of this Section 9 are inconsistent with the provisions of said Assignment of Leases and Rents, the provisions of this Mortgage shall control.

10. Statements by Borrower. Borrower shall within ten (10) days after

Agent’s request, furnish Agent with a written statement, duly acknowledged, setting forth the sums, according to Borrower’s books and records, secured by the Loan Documents and any right of set-off, counterclaim or other defense which, to Borrower’s then knowledge, exists against such sums and the Obligations.

11. Transfers of the Property or Interests in Borrower. Borrower shall not (a) create or permit the creation of any new ownership interest in Borrower or General Partner or Principal or (b) sell, transfer, encumber, convey or otherwise dispose of (or permit any of the foregoing) (i) all or any part of the Land or the Improvements, or any interest therein (other than as provided in that certain side letter described in Section 6.1(b) of the Loan Agreement) or (ii) any direct or indirect ownership interest in Borrower or General Partner or Principal (including any interest in the profits, losses or cash distributions in any way relating to the Property or Borrower or General Partner). In addition, if Seavest Inc. fails to continue to indirectly control the day to day management and operation of Borrower’s business, then Agent may, at Agent’s option, declare all of the Indebtedness to be immediately due and payable, and Agent may invoke any remedies permitted by the Loan Documents. Intestate transfers or transfers by devise or estate planning transfers to trusts, the beneficiaries of which are family members of the transferor, shall not constitute a transfer for the purposes of the foregoing provisions. In addition, the provisions of this Mortgage shall be subject at all times to the transfer restrictions contained in the Loan Agreement. Notwithstanding any provision to the contrary contained in this instrument, all of the transfers permitted pursuant to the express terms of the Loan Agreement, including without limitation transfers in connection with the Recapitalization (as defined in the Loan Agreement), are hereby permitted without Agent’s or Lender’s consent.

12. Reserved.

13. No Additional Liens, Encumbrances or Indebtedness. Borrower covenants not to execute any mortgage, deed of trust, security agreement, assignment of leases and rents or other agreement granting a lien (except the liens granted to Lender by the Loan Documents) against or encumbrance on the Property or take or fail to take any other action which would result in a lien against the Property or the interest of Borrower in the

Property without the prior written consent of Agent; provided, however, Borrower may in good faith, by appropriate proceeding, contest the validity or amount of any asserted lien and, pending such contest, Borrower shall not be deemed to be in default hereunder if Borrower shall first obtain an endorsement, in form and substance satisfactory to Agent to the loan policy of title insurance issued to Agent for the benefit of Lender insuring over such lien, or, if no such loan policy shall have been issued, then Borrower shall deposit with Agent a bond or other security satisfactory to Agent in the amount of 150% of the amount of such lien to assure payment of the same as and when due.

14. Borrower and Lien Not Released. Without affecting the liability of

Borrower or any other person liable for the payment of the Indebtedness, and without affecting the lien or charge of this Mortgage as security for the payment of the Indebtedness, Agent may, from time to time and without notice to any junior lien holder or holder of any right or other interest in and to the Property: (a) release any person so liable; (b) waive or modify any provision of this Mortgage or the other Loan Documents or grant other indulgences; (c) release all or any part of the Property; (d) take additional security for any obligation herein mentioned; (e) subordinate the lien or charge of this Mortgage; (f) consent to the granting of any easement; (g) consent to any map or plan of the Property; or (h) consent to the modification of the Ground Lease. Nothing herein shall be construed to permit Lender to unilaterally amend a Loan Document (including this Mortgage) to which there are other parties.

15. Uniform Commercial Code Security Agreement.

(a) This Mortgage shall cover, and the Property shall include, all of

Borrower’s right, title and interest in and to all property now or hereafter affixed or attached to the Land, which to the fullest extent permitted by law, shall be deemed fixtures and a part of the Land. In addition this Mortgage shall constitute a security agreement pursuant to the Code for any portion of the Property which, under applicable law, may be subject to a security interest pursuant to the Code (such portion of the Property is hereinafter called the “Personal Property”) and Borrower hereby grants to Agent, for the benefit of Agent and Lender a security interest in the Personal Property. Agent, for the benefit of Agent and Lender shall have all of the rights and remedies of a secured party under the Code as well as all other rights and remedies available at law or in equity.

(b) Borrower agrees to execute and deliver to Agent any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Mortgage in such form as Agent may reasonably require to perfect a security interest with respect to the Personal Property. Borrower hereby authorizes and empowers Agent and irrevocably appoints Agent its agent and attorney-in-fact to execute and file, on Borrower’s behalf, all financing statements and refilings and continuations thereof as Agent deems necessary or advisable to create, preserve and protect such lien. Borrower shall pay all reasonable costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements as Agent may reasonably require.

(c) Borrower shall not, without the prior written consent of Agent,

sell, assign, transfer, encumber, remove or permit to be removed from the Property any of the Personal Property. So long as no Event of Default exists and is continuing, Borrower may sell or otherwise dispose of the Personal Property when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation of the Property, but only upon replacing the same with other Personal Property at least equal in value and utility to the disposed Personal Property. Any replacement or substituted Personal Property shall be subject to the security interest granted herein.

(d) To the extent permitted by law, Borrower, Lender and Agent agree that with respect to all items of Personal Property which are or will become fixtures on the Land, this Mortgage shall be effective as a financing statement filed as, and shall constitute, a “fixture filing,” within the meaning of the Code, and is to be filed for record in the real estate records of each County where any part of the Land (including said fixtures) is situated. This Mortgage shall also be effective as a financing statement covering as-extracted collateral (including oil and gas and other minerals), accounts and general intangibles under the Code, which will be financed at the wellhead or minehead of the wells or mines located on the Land, and is to be filed for record in the real estate records of each county where any part of the Land is situated. This Mortgage shall also be effective as a financing statement covering any other property and may be filed in any other appropriate filing or recording. Borrower is the record owner of the Leasehold Estate. The mailing address for Borrower (debtor) is set forth on the first page of this Mortgage and the address of Lender (secured party) from which information concerning the security interest may be obtained is the address of Lender set forth on the first page of this Mortgage.

(e) Upon the occurrence of an Event of Default, Lender may

exercise its rights of enforcement with respect to the Personal Property under the New Mexico Uniform Commercial Code, as amended.

(f) This Mortgage constitutes a “construction mortgage,” as defined in NMSA 1978, § 55-9-334(h) (2001), as it may be revised from time to time, to the extent that it secures an obligation incurred for the construction of an improvement on the Land, including the acquisition cost of the Land.

16. Events of Default; Acceleration of Indebtedness. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Mortgage:

(a) failure of any Borrower Party to pay, within five (5) days after

Agent delivers to Borrower notice of non-payment of any of the Indebtedness, including any payment due under the Note; or

(b) failure of Borrower to strictly comply with Sections 9 (Leases),

11 (prohibition on transfers), 13 (no additional liens) and 34(a), (b), (f), (g) and (j) (Ground Lease Covenants) of this Mortgage, or to maintain all policies of insurance required hereunder to be maintained within two (2) business days after notice of the termination or expiration of any such policies from Agent or any insurance carrier; or

(c) failure of any Borrower Party, within thirty (30) days after written notice and demand, to satisfy each and every Obligation not set forth in the subsections above; provided, however, if such Obligation cannot by its nature be cured within thirty (30) days, and if Borrower commences to cure such failure promptly after written notice thereof and thereafter diligently pursues the curing thereof (and then in all events cures such failure within ninety (90) days after the original notice thereof), Borrower shall not be in default hereunder during such period of diligent curing; or

(d) Borrower changes the state of its formation/incorporation or its company name without providing Agent thirty (30) days prior written notice; or

(e) the occurrence of a default by any Borrower Party or any

Principal under any other Loan Document and the expiration of any applicable notice and/or cure period, if any; or

(f) the occurrence of a default by Borrower under the Ground Lease or the Master Lease and the expiration of any applicable notice and/or cure period, if any; or

(g) the termination or rejection in bankruptcy of the Ground Lease.

Upon the occurrence of an Event of Default, at the option of Agent, the Indebtedness shall become immediately due and payable without notice to Borrower and Agent shall be entitled to all of the rights and remedies provided in the Loan Documents or at law or in equity. Each remedy provided in the Loan Documents is distinct and cumulative to all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

17. Entry; Foreclosure. During the occurrence of an Event of Default,

Borrower, upon demand of Agent, shall forthwith surrender to Agent the actual possession of the Property, or to the extent permitted by law, to Agent or a receiver appointed by a court of competent jurisdiction, may enter and take possession of all or any part of the Property, and may exclude Borrower and its agents and employees wholly therefrom, and may have joint access with Borrower to the books, papers and accounts of Borrower. If Borrower shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Agent, Agent or such receiver may obtain a judgment or decree conferring on Agent or such receiver, the right to immediate possession of the Property or requiring the delivery of the Property to Agent or such receiver, and Borrower specifically consents to the entry of such judgment or decree. Upon every such entering upon or taking of possession, Agent or such receiver may hold, store, use, operate, manage and control the Property and conduct the business thereof, and Agent or such receiver may take any action required by applicable law or which Agent or such receiver believes necessary to enforce compliance with the environmental provisions contained herein or in the other Loan Documents, and negotiate with governmental authorities with respect to the Property’s environmental compliance and remedial measures in connection therewith. Agent and such receiver and their representatives shall have no liability for any loss, damage, injury, cost or expense resulting from any action or omission which was taken or omitted in good faith.

When the Indebtedness or any part thereof shall become due, whether by acceleration or otherwise, if Borrower fails to fully pay such Indebtedness within five (5) days after Agent delivers to Borrower notice of non-payment thereof, Agent may, either with or without entry or taking possession as herein provided or otherwise, proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy to: (a) enforce payment of the Note or the performance of any term, covenant, condition or agreement of Borrower under any of the Loan Documents; (b) foreclose the lien hereof for the Indebtedness or part thereof and sell the Property as an entirety or otherwise, as Agent may determine; (c) exercise its rights under Section 10 with respect to all or any portion of the Personal Property in accordance with the provisions of the UCC; provided Agent shall have no obligation to clean up or otherwise prepare such Personal Property for sale nor marshal any Personal Property in favor of Borrower or any other secured party; and/or (d) pursue any other right or remedy available to it under or by the law and decisions of the State in which the Land is located. Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Personal Property and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Personal Property. More specifically, upon the occurrence and during the continuance of any Event of Default, in addition to proceeding by suit(s) at law or equity to enforce payment of the secured obligations of Borrower to Lender, in accordance with their terms, Lender may, at its option, proceed to foreclose the lien of this Mortgage as to some or all of the Property, whether real property or personal property, and to have such Property sold under the judgment or decree of a court of competent jurisdiction, to the highest bidder for cash at public auction. Sale pursuant to a judicial decree of foreclosure shall be conducted by a court-appointed special master, or otherwise as ordered by the court, in compliance with all notice and other requirements of the laws of the State of New Mexico, and in accordance with the terms of the foreclosure decree or related court orders. Any person, including Lender, may be a purchaser of any of the Property at a judicial foreclosure sale, to the extent permitted by law, and Lender will be entitled to a credit on the purchase price in the amount of any judgment received by Lender in the foreclosure action or any portion thereof, except that cost and expenses adjudged payable to others then the Lender will be payable in cash. Lender may sell anyfixtures and personal property of Borrower encumbered hereunder or under any security agreement of Borrower in favor of Lender in whole or part and in any order, together with the real property and improvements or separately Notwithstanding any statute or rule of law to the contrary, the failure to join any tenant or tenants of the Property as party defendant or defendants in any foreclosure action or the failure of any such order or judgment to foreclose their rights shall not be asserted by Borrower as a defense in any civil action instituted to collect (a) the Indebtedness, or any part thereof or (b) any deficiency remaining unpaid after foreclosure and sale of the Property.

18. Appointment of Receiver or Mortgagee in Possession. If an Event

of Default is continuing, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice, and without regard to the occupancy or value of any security for the Indebtedness or the insolvency of any party bound for its payment, to the appointment, at its option, of itself as mortgagee in possession, or of a receiver to take possession of and to operate the Property, and to collect and apply the Rents, (subject to the provisions of NMSA 1978, §§ 44-8-1 through 44-8-10 (1995 & 1996), as amended from time to time, and Rule 1-066 NMRA, to the extent applicable).

19. Expenditures and Expenses. In any action to foreclose the lien hereof or otherwise enforce Agent’s or Lender’s rights and remedies hereunder, there shall be allowed and included as additional Indebtedness all Costs (as defined in the Loan Agreement) which may be paid or incurred by or on behalf of Agent or Lender; including without limitation, the costs of collection, enforcement, retaining, holding, preparing for disposition, processing and disposing of the Personal Property. All Costs and such other reasonable costs, expenses and fees as may be incurred by Agent or Lender in the protection of the Property and the maintenance of the lien of this Mortgage, including, reasonable attorneys’ fees and costs in any litigation or proceeding affecting this Mortgage, the Note, the other Loan Documents, the Property or the Personal Property, including probate, appellate, and bankruptcy proceedings and any post-judgment proceedings to collect or enforce any judgment or order relating to this Mortgage or the other Loan Documents or in preparation for the commencement or defense of any action or proceeding or threatened action or proceeding, shall be immediately due and payable to Lender, with interest thereon at the Default Rate, and shall be secured by this Mortgage.

20. Application of Proceeds of Foreclosure Sale. Upon any foreclosure sale of the Premises, or any part thereof, the proceeds of such sale or sales shall be applied as follows: (1) first, to pay all fees, charges and costs of conducting the sale and advertising the Property sold, and to pay any prior liens or encumbrances unless such sale is made subject thereto, and to pay necessary costs, or reimburse Lender for advances, including, without limitation, to protect and maintain the Property, and to pay taxes, insurance premiums, reasonable accountants’ fees, reasonable appraisers’ fees, reasonable environmental engineers’ fees, court costs, and reasonable attorneys’ fees and other reasonable costs, with interest on Lender’s advances at the rate provided for in the Loan Documents, (2) second, to pay the Lender all amounts due under, and as provided in, the Note (including, without limitation, the Make Whole Premium), this Mortgage, the other Loan Documents, and all other obligations secured under this Mortgage, in such order as Lender in its sole discretion shall determine; (3) third, the remainder of the proceeds, if any, to whomever shall be lawfully entitled thereto, as ordered by the court in the foreclosure proceedings. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be payment of the Indebtedness like any other payment. The balance of the Indebtedness remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Note or other Loan Documents.

21. Future Advances. This Mortgage is given to secure not only the existing Indebtedness, but also future advances (whether such advances are obligatory or are made at the option of Lender or Agent, or otherwise) made by Agent or Lender under the Loan Agreement, the Note or this Mortgage, to the same extent as if such future advances were made on the date of the execution of this Mortgage, subject to the provisions of NMSA 1978, § 48-7-9 (1975), as well as to the “maximum amount secured” provisions of this Mortgage based thereon and set forth in the paragraph on page 5 above immediately following the “TO HAVE AND TO HOLD” paragraph, which can also be described as the second paragraph following paragraph 6 (F) of the granting clause in this Mortgage.

22. Waiver of Statute of Limitations. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Note or any other obligation secured by any of the Loan Documents.

23. Waiver of Homestead and Shortening of Redemption Period.

Borrower hereby waives all right of homestead exemption in the Property. The redemption period following a court-ordered judicial foreclosure sale shall be one month instead of nine months, as provided in NMSA 1978, § 39-5-19 NMSA (1965), as it may be amended from time to time. .

24. Governing Law; Severability. This Mortgage shall be governed by and construed in accordance with the internal laws of the State of Illinois except that the provisions of the laws of the jurisdiction in which the Property is located shall be applicable to the creation, perfection and enforcement of the liens created by this Mortgage on all (a) real property (including improvements, appurtenances and the rents, issues and profits of real property) and (b) except as otherwise provided by the Code, personal property. The invalidity, illegality or unenforceability of any provision of this Mortgage shall not affect or impair the validity, legality or enforceability of the remainder of this Mortgage, and to this end, the provisions of this Mortgage are declared to be severable.

25. Notice. Notices shall be given under this Mortgage in conformity with the terms and conditions of the Loan Agreement and in conformity with applicable law.

26. Successors and Assigns Bound; Joint and Several Liability; Agents;

Captions. The covenants and agreements contained in the Loan Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Agent, Lender and Borrower, subject to the taking any actions provided for therein, Agent may act through its employees, agents or independent contractors as authorized by Agent. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

27. Release. Upon payment in full of the principal sum, interest and other

Indebtedness secured by the Mortgage and satisfaction of all obligations secured by the Mortgage, Lender shall cause the Mortgage to be released of record in accordance with the applicable provisions of NMSA 1978, § 48-7-4 (1991), as amended from time to time.
Borrower shall pay Lender’s reasonable costs incurred in releasing this Mortgage and any financing statements related hereto.

28. Loss of Note. Upon notice from Agent of the loss, theft, or destruction of the Note and upon receipt of an affidavit of lost note and an indemnity reasonably satisfactory to Borrower from Agent, or in the case of mutilation of the Note, upon surrender of the mutilated Note, Borrower shall make and deliver a new note of like tenor in lieu of the then to be superseded Note.

29. Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of the Loan Documents and the consummation of the Loans called for therein and shall continue in full force and effect until the Indebtedness shall have been paid in full; provided, however, that nothing contained in this Section 29 shall limit the Obligations of Borrower as otherwise set forth herein.

30. Covenants Running with the Land. All Obligations contained in this

Mortgage and the other Loan Documents are intended by Borrower and Agent to be, and shall be construed as, covenants running with the Property until the lien of this Mortgage has been fully released by Agent.

31. Entire Agreement. THIS MORTGAGE AND OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDING, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

32. Further Assurances. Borrower agrees to execute any further documents, and to take any further actions reasonably requested by Agent to evidence or perfect the security interests granted herein, to maintain the first priority of the security interests, and to effectuate the rights specifically granted to Agent and Lender hereunder.

33. Jury Trial Waiver. BORROWER AND LENDER BY ITS ACCEPTANCE OF THIS MORTGAGE, HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THE LOAN DOCUMENTS AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND BY LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND

LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THE LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THE LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

34. Ground Lease Covenants.

For so long as the Indebtedness shall remain outstanding, Borrower hereby covenants, warrants and represents as follows:

(a) The Ground Lease is and shall be maintained in full force and effect. Borrower shall not suffer or permit any amendments or modifications of the Ground Lease to be made, except for such amendments or modifications as are permitted in writing by Agent, such permission not be unreasonably withheld.

(b) Borrower shall cause all rent, additional rent and other charges payable under the Ground Lease to be paid when due (subject to (i) any applicable notice and cure periods under the Ground Lease and (ii) appropriate contesting of any such rent or other charges, if any, solely as permitted by the Ground Lease, provided that Agent is provided with adequate security for such contest).

(c) There are, as of the date hereof, and will be, no defenses to

Borrower’s enforcement of its rights under the Ground Lease.

(d) As of the date hereof, (i) Borrower is not in default in the performance of any of its obligations under the Giound Lease, and (ii) there are no circumstances which, alone or with the passage of time or the giving of notice or both, would constitute an event of default thereunder.

(e) To Borrower’s knowledge, as of the date hereof, Ground Lessor is not in default in the performance of any of its material obligations under the Ground Lease.

(f) Borrower will promptly and faithfully, in all material respects,

observe, perform and comply, or cause the observance, performance and compliance with, all the material terms, covenants and provisions of the Ground Lease, on its part to be observed, performed and complied with, at the times set forth therein, and, upon acquiring knowledge of the same, will enforce the material obligations of Ground Lessor under the Ground Lease, to the end that Borrower may enjoy all of the material rights granted it under the Ground Lease.

(g) Without Agent’s prior written consent, Borrower will not suffer or permit a cancellation or termination of the Ground Lease, nor any subletting or assignment of any of Borrower’s interest under the Ground Lease (other than the Master Lease and the subleases permitted thereunder).

(h) Upon obtaining actual knowledge, Borrower will give Agent prompt notice of any default by any party under the Ground Lease, and promptly deliver to Agent copies of each notice of default sent or received by Borrower under the Ground Lease.

(i) Borrower will furnish to Agent such information and evidence as Agent may reasonably request concerning Borrower’s due observance, performance and compliance with the terms, covenants and provisions of the Ground Lease. If any default by Borrower has occurred under the Ground Lease and Ground Lessor has delivered written notice thereof, Agent shall have the right, but not the obligation, to cure such default and all reasonable sums paid to cure any such default shall bear interest at the Default Rate and shall be added to the Indebtedness in accordance with the provisions of Section 7 of this Mortgage.

Fee title to the Land and the leasehold estate conveyed by the Ground Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates in either Ground Lessor, Borrower or a third party, whether by purchase or otherwise and accordingly, if Borrower acquires the fee title or any other estate, title or interest in the Land demised by the Ground Lease, or any part thereof, the lien of this Mortgage shall attach to, cover and be a lien upon such acquired estate, title or interest and same shall thereupon be and become a part of the Property with the same force and effect as if specifically encumbered herein.

(k) Neither Agent nor Lender shall have any liability or obligation under the Ground Lease by reason of its acceptance of this Mortgage.

35. Counterparts. This Mortgage may be executed in multiple

counterparts, each of which shall constitute an original, and together shall constitute one and the same instrument.

36. Limitation on Indemnification. The parties reaffirm their intent that this Mortgage be governed by, and construed in accordance with, the law chosen in Section 24 above. Nevertheless, to the extent, if at all, that any provision requiring one party to indemnify, hold harmless, insure, or defend another party (including such other party’s employees or agents) contained herein or in any related documents is found to be within the scope of NMSA (1978), § 56-7-1 (2005), as amended from time to time, or in any way subject to, or conditioned upon consistency with, the provisions of NMSA (1978), § 56-7-1 (2005), as amended from time to time, for its enforceability, then such provision, regardless of whether it makes reference to this or any other limitation provision, shall not extend to liability, claims, damages, losses or expenses, including attorney fees, arising out of bodily injury to persons or damage to property caused by or resulting from, in whole or in part, the negligence, act or omission of the indemnitee or additional insured, as the case may be, its officers, employees or agents, and shall be further modified, if required, by the provisions of NMSA (1978), § 56-7-1 (B)(2005), as amended from time to time.

37. Inconsistencies with Foreclosure Laws. In the event that any provision in this Mortgage shall be inconsistent with any provision of the statutes or common law of the State of New Mexico governing the foreclosure of this Mortgage (collectively, the “Foreclosure Laws”), including, without limitation, as such statutes or common law relate to procedures for judicial foreclosure, procedures for sale under the UCC, or any other matter, the provisions of the Foreclosure Laws shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the Foreclosure Laws.

38. Junior Encumbrancers. Any person or entity purporting to have or to take a junior mortgage or other lien upon the Premises or any interest therein shall be subject to the rights of Lender to amend, modify, increase, vary, alter or supplement this Mortgage, the Note, the other Loan Documents, and/or any of the obligations secured by this Mortgage, and to extend the maturity date of the indebtedness secured hereby and to increase the amount of the indebtedness secured hereby and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the indebtedness secured hereby, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Mortgage losing its priority over the rights of any such junior lien.

39. Commitment in Writing. Under NMSA 1978, § 58-6-5 (1999), a

contract, promise or commitment to loan money or to grant, extend or renew credit or any modification thereof, in an amount greater than Twenty-Five Thousand and No/100 Dollars ($25,000.00) not primarily for personal, family or household purposes made by a financial institution is not enforceable unless in writing and signed by the parties to be charged or that party’s authorized representatives.

[Remainder of page intentionally blank; signature page follows]

CARLSBAD-TMB, LLC, a Delaware limited liability company

By: Seavest Properties I, LLC,
a Delaware limited liability company, its Managing Member

By: SP I Manager, LLC,

a Delaware limited liability company, its Managing Member

By: Seavest Inc.,
a New York corporation, its Non-Member Manager

By: /s/ Douglas F. Ray
Name: Douglas F. Ray
Its: President

NEW MEXICO FORM OF ACKNOWLEDGMENT

STATE OF NEW YORK	)
)
COUNTY OF WESTCHESTER	)

The foregoing instrument was acknowledged before me this 22nd day of

December, 2006, by Douglas Ray, the Vice President of Seavest , Inc., a New York corporation, non-member/ manager of SMP Manager, LLC, a Delaware limited liability company, managing member of Seavest Medical Properties, LLC, a Delaware limited liability company, managing member of SMP-General Partner, LLC, a Delaware limited liability company, general partner of TMB-Carlsbad, LLC., a Delaware limited liability company, on behalf of said limited partnership.

/s/ Ascensina D. Tookmanian
Notary Public

Ascensina D. Tookmanian
Printed Name (or Stamp) of Notary Public
My Appointment Expires: September 21, 2010